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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement and related prospectus on Form S-3 of Lions Gate Entertainment Corp. of our report dated June 22, 2001 relating to the financial statements of Mandalay Pictures, LLC for the year ended March 31, 2001, which appears in Lions Gate Entertainment Corp.'s Annual Report on Form 10-K for the fiscal year ended March 31, 2003.

/s/ PricewaterhouseCoopers

Century City, California
September 24, 2003